ATTENTION:

THIS RESTRICTED STOCK UNIT AWARD SHALL NOT BECOME EFFECTIVE
UNLESS AND UNTIL IT IS "ACCEPTED" BY THE DIRECTOR
IN THE MANNER DESCRIBED IN SECTION 1(b) BELOW.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Members of Alpharma Inc.'s Board of Directors)

This RESTRICTED STOCK UNIT AWARD Agreement (this "Agreement") is made as of the Grant Date (defined below), by and between Alpharma Inc., a Delaware (USA) corporation with an address at One Executive Drive, Fort Lee, New Jersey 07024 (the "Company"), and the Director (defined below), pursuant and subject to the Company's 2003 Omnibus Incentive Compensation Plan (the "Plan"), on the following terms and conditions:

DEFINITIONS: The following terms shall have the following meanings when used in this Agreement.
"Director":
"Grant Date":
"Grant Price":
"Number of Restricted Units":

1. Grant and Acceptance of Restricted Unit Award.

(a) The Company hereby grants to the Director, subject to the restrictions, forfeiture risks, and other terms and conditions set forth herein and in the Plan, the "Restricted Unit Award", which shall consist of restricted units in the amount of that Number of Restricted Units (defined above) (each, a "Restricted Unit"), granted at the Grant Price (defined above). Each Restricted Unit represents the Director's right to receive, under the terms and conditions described in this Agreement, payment of one share of the Company's Class A Common Stock (the "Common Stock") upon vesting of such Restricted Unit.

(b) The Restricted Unit Award shall not be considered granted unless and until the Director accepts the terms of this Agreement by signing and returning a copy of this Agreement to the Company's Vice President, Compensation and Benefits. By so accepting the Restricted Unit Award, the Director is memorializing that he or she has accepted the Restricted Unit Award as of the Grant Date.

2. Restrictions / Rights of Company and Director.

(a) Vesting of Restricted Units. The Director shall become vested in the Restricted Units, and shall receive that number of shares of Common Stock represented by the Restricted Units (the "Director Common Stock"), on the date which is one year from the date of the Director's Retirement (defined below) (the "Vesting Date"), subject to acceleration, forfeiture, deferral, and the other terms and conditions of this Agreement, including this Section 2. This Restricted Unit Award shall be considered "Vested" for all purposes under this Agreement with respect to individual Restricted Units upon the first date the Restricted Unit Award is vested with respect to such Restricted Unit.

(b) Forfeiture Rights of the Company (Termination, Retirement, etc.). Subject to the further provisions of this Agreement, and except as otherwise provided in Section 2(c) below, prior to the Vesting Date, in the event that the Director voluntarily resigns his or her position as a director of the Company, other than as a result of the Disability or Retirement of the Director, all Restricted Units shall be automatically forfeited by the Director.

(c) Acceleration Rights of the Director / The Death or Disability of the Director. In the event that the Director dies, or an event of Disability takes place, or a Change in Control shall have occurred prior to the Vesting Date, the Director (or his or her beneficiary) shall be immediately 100% vested in all of the Restricted Units granted hereunder and all of the Company's forfeiture rights under Section 2(b) above (the "Company's Forfeiture Rights") in such Restricted Units shall terminate and be of no further force and effect.

(d) Deferral of Vesting of Restricted Units. The Director may defer receipt of the Director Common Stock beyond the Vesting Date by providing written notice to the Company in accordance with Section 13 hereof setting forth the Director's desire to so defer. Such deferral must meet the requirements of all applicable federal, state and local (including non-United States) laws regarding deferral of director compensation. If the Director chooses to defer receipt of the Common Stock, he or she must defer all of the Director Common Stock vesting on the Vesting Date. Any deferrals made by a Director under this Agreement shall be made pursuant to the Company's Amended and Restated Deferred Compensation Plan, the terms of which are incorporated herein by reference.

3. Definitions. For purposes of this Agreement:

(a) An event of "Disability" shall mean a resignation from the Board of Directors of the Company (the "Board") for reasons of the Director's disability, as determined by the Board from time to time.

(b) "Retirement" shall mean (i) declining to stand for re-election to the Board at the next Annual Meeting of Stockholders of the Company following the end of the Director's then-current term, (ii) a failure to be nominated for re-election by the Board at the end of the Director's then-current term, (iii) a failure to be elected as a director of the Company by a vote of the stockholders of the Company after being nominated to serve as a director of the Company or (iv) such other instance as may be determined by the Board.

(c) "Change in Control" shall have that meaning set forth in the Company's Change in Control Plan, as amended from time to time (it being understood and agreed that such Change in Control Plan shall otherwise not apply to the Director).

4. Voting and Other Rights. The Director shall have no rights as a stockholder of the Company in respect of the Restricted Units, including the right to vote and to receive regular or special cash dividends, prior to the Vesting Date (or, if the Director has deferred receipt pursuant to Section 2(d) above, then such later date of receipt of the Director Common Stock).

5. Prohibition on Transfer. The Director is subject to Section 8.3 of the Plan, which sets forth restrictions on the transferability, sale, pledge, assignment, etc. of the Restricted Units.

6. Delivery of Certificates or Equivalent. Upon the Vesting Date (or, if the Director has deferred receipt pursuant to Section 2(d) above, then upon such later date of elected receipt of the Director Common Stock), the Company shall, at its election, either (i) deliver to the Director a certificate representing the Director Common Stock, or (ii) establish a brokerage account for the Director and credit to that account the Director Common Stock plus, in either case, a cash payment equal to the value of any fractional Restricted Unit then Vested.

7. Additional Securities. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of Restricted Units subject to this award shall be adjusted to correspond to the change in the outstanding shares of Common Stock, subject to the Company's Forfeiture Rights. If the Company shall distribute to its stockholders securities of another corporation, the securities of such other corporation, distributed with respect to the Restricted Units then subject to the restrictions contained in this Agreement, shall be added to the Restricted Units subject to the Company's Forfeiture Rights. If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of the Company's Common Stock, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Restricted Units then subject to this Agreement such amount and kind of securities (or cash) as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Restricted Units subject immediately prior thereto to the Company's Forfeiture Right pursuant to this Agreement. Notwithstanding the foregoing, regular or special cash dividends paid by the Company on the Common Stock shall not affect the number of Restricted Units granted to the Director under this Agreement.

8. Tax Matters. In the event that the Director is subject to federal, state or local (including international) income tax and the Company becomes obligated to pay withholding of such taxes as a result of the expiration of any restrictions hereunder applicable to any share of Common Stock deliverable in connection with the Restricted Units, the Director or such other person entitled to receive such Common Stock deliverable in connection with the Restricted Units, shall pay to the Company (as a condition of delivery) an amount equal to the amount of such withholding payment.

9. Equitable Relief and Consent to Jurisdiction. The Director specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including, without limitation, the attempted transfer of the Restricted Units by the Director in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief from any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

10. Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Director Common Stock. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Director will not be able to transfer or sell the Director Common Stock unless exemptions from registration are available. Such exemptions from registration are very limited and might be unavailable. The Director agrees that any resale by the Director of the Director Common Stock shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to either issue the Director Common Stock or permit the resale of any Director Common Stock if such issuance or resale would violate any such requirements.

11. Consent. The Director specifically acknowledges that the Company must use certain personal information of the Director for the limited purpose of granting and administering Restricted Units to the Director, including sharing such information with E*Trade (to the extent implemented) and/or other third party administrators, and that such use may include the transfer of the Director's personal information across international borders, and the Director hereby consents to the use of his or her personal information for such purpose.

12. Administration. This Agreement and the Director's rights hereunder are subject to all of the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations and administrative decisions that may be adopted thereunder. The Company may terminate, amend or modify the Plan at any time; provided that no such action shall in any way adversely affect the Director's rights under this Agreement. For the Director's reference, a copy of the Plan is available for the Director's review as publicly filed with the Company's securities filings, and with representative Company Human Resources personnel.

13. Notices. Any notice or other communication to be made, served or given to the Company under or pursuant to the terms hereof (a "Notice") shall be in writing and shall be addressed to the Company, in care of the Vice President, Compensation & Benefits, at One Executive Drive, Fort Lee, New Jersey 07024 USA, and any notice to be given to the Director shall be in writing and addressed to the Director's address maintained from time to time in the employment records of the Company or any affiliate, or at such other address as either party may hereafter designate in writing to the other. Such Notice shall be sent by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally known overnight courier (or internationally known courier if sent from outside of the United States), providing written proof of delivery. Any Notice sent in the manner set forth above shall be deemed to have been given and received upon receipt if personally delivered, two (2) days after it has been delivered to a nationally (internationally) known overnight courier, and three (3) days after it has been deposited in the United States mail (or other non-United States government-sponsored mail system) if sent by mail. If a Notice is delivered otherwise than as set forth above, it shall be deemed to have been given when received. The substance of any Notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed.

14. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Director and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Director and may not be assigned by him or her without the prior written consent of the Company. Any attempted assignment in violation of this Section 14 shall be null and void.

15. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the terms of Section 20.5 of the Plan providing for use of the internal laws of the State of New Jersey in the United States; provided, however, that, insofar as the Company is incorporated under the laws of the State of Delaware in the United States, the General Corporate Law of the State of Delaware (or any successor statute) shall govern those matters that apply to the internal governance of the Company. Furthermore, the Director hereby irrevocably submits to the co-exclusive jurisdiction of (i) the Superior Court of New Jersey, and (ii) the United States District Court for the District of New Jersey, to resolve any and all issues that may arise out of or relate to this Agreement. THE SECURITIES ISSUED HEREUNDER SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE CORPORATE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE NON-UNITED STATES LAWS. Each of the parties hereto further agrees that service of any process, summons, notice or documents by United States registered mail, return receipt requested, or internationally-known courier, in accordance with the provisions of Section 13 above, shall be effective service of process for any action, suit or proceeding in New Jersey.

16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

17. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement or incorporated herein by reference shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

18. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the Company and the Director. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

19. Consent of Spouse. If the Director is married as of the date of this Agreement, the Director's spouse shall execute a Consent of Spouse in a form acceptable to the Company (a sample of which is included as Exhibit A hereto), effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Restricted Unit Award that do not otherwise exist by operation of law or the agreement of the parties. If the Director marries or remarries subsequent to the date hereof, the Director shall, not later than sixty (60) days thereafter, obtain his or her new spouse's acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse's executing and delivering a Consent of Spouse form.

20. Acceptance. By accepting this Agreement (as described in Section 1(b) above), the Director is accepting the Restricted Stock Unit Award as set forth in this Agreement and agreeing to the terms and conditions hereof, including all provisions of the Plan. The Director is further acknowledging that a copy of the Plan is available for the Director's review as part of the information, as publicly filed with the Company's securities filings, and with representative Human Resources personnel.

IN WITNESS WHEREOF, this Agreement is executed as of the ___ day of ______, 2005.

ALPHARMA INC.

By:_____________

_______________

[EMPLOYEE]

End of Agreement.

EXHIBIT A

CONSENT OF SPOUSE

I, ____________________________, spouse of _____________________, acknowledge that I have read the Restricted Stock Unit Award Agreement dated as of __________, 20__ (the "Agreement") and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that, by its provisions, the Restricted Units owned by my spouse are subject to forfeiture in favor of Alpharma Inc. (the "Company") and that, accordingly, the Restricted Units shall, upon a forfeiture event, be automatically forfeited to the Company, and this may include Restricted Units of which I may become possessed as a result of a court decree and/or any property settlement in any domestic litigation (or otherwise).

I hereby agree that my interest, if any, in the Restricted Units subject to the Agreement shall be irrevocably bound by the Agreement and I further understand and agree that any community property interest I may have in the Restricted Units shall be similarly bound by the Agreement.

I agree to the Company's forfeiture rights described in the Agreement and I hereby consent to the forfeiture of the Restricted Units to the Company in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that, at my death, if I have not disposed of any interest of mine in the Restricted Units by an outright bequest of the Restricted Units to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of forfeiture with respect to any interest of mine in the Restricted Units as it would have had pursuant to the Agreement if I had acquired such interest pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OF COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 20__.

______________________

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